UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2020 (February 24, 2020)

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Agreement and Plan of Merger – Warrender Enterprise Inc. d/b/a Lifted Made (fka Lifted Liquids

On February 24, 2020, Acquired Sales Corp. (the “Company”), Gerard M. Jacobs and William C. “Jake” Jacobs closed on the Agreement and Plan of Merger (“Merger Agreement”) with Warrender Enterprise Inc. d/b/a Lifted Made, formerly known as Lifted Liquids (“Lifted”) and its owner Nicholas C. Warrender (“Warrender”). Some important terms of the Merger Agreement include the following:

·The Company acquired 100% of the ownership of Lifted for three million seven hundred fifty thousand dollars ($3,750,000) in cash, plus note consideration of $3,750,000 pursuant to a promissory note (“Promissory Note”), plus 3,900,455 shares of unregistered common stock of the Company, plus 645,000 shares of unregistered common stock of the Company that will constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender. In addition, warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share will be issued and delivered to certain persons specified by Nicholas S. Warrender.

·The Promissory Note accrues interest at 2% per annum and must be repaid at the sooner of five years from execution or that time in which the Company’s consolidated earnings from the date of the closing of the merger exceeds $7.5 million.

·In connection with the Merger, Nicholas S. Warrender was granted registration rights for the 3,900,455 shares of the Company’s unregistered common stock that he received in connection with the Merger.

·Warrender, William C. “Jake” Jacobs, Gerard M. Jacobs, and the Roberti Jacobs Family Trust, who together as a group have stockholder and managerial control of the Company, entered into a stockholders agreement wherein they are required to unanimously agree on Board members and on any liquidation event involving the Company or its assets.

·The Company entered into an employment agreement with Warrender, where Warrender is entitled to $100,000 in base salary and an annual bonus stemming from the Company’s cash management bonus pool.

·As a result of the Merger, all assets, property, rights, privileges, immunities, powers, franchises, licenses, and authority of Lifted and Lifted Liquids, Inc., a merger subsidiary created in connection with the Merger (“Merger Sub”) to be the surviving entity of the Merger (“Surviving Entity”), have vested in the Surviving Entity and all debts, liabilities, obligations, restrictions, and duties of Lifted and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Entity.

·The articles of incorporation of Merger Sub are now the articles of incorporation of the Surviving Entity, and the by-laws of Merger Sub are now the by-laws of the Surviving Entity.

·As a result of the closing of the Merger, the directors of the Company are Gerard M. Jacobs (Chairman), Nicholas S. Warrender (Vice Chairman), Vincent J. Mesolella (Lead outside director), Thomas W. Hines, James S. Jacobs, Joshua A. Bloom, Richard E. Morrissy, Michael D. McCaffrey and Kevin J. Rocio who was designated by Nicholas S. Warrender and was acceptable to Gerard M. Jacobs.

·As a result of the closing of the Merger, the officers of the Company are currently:

oGerard M. Jacobs - Chairman, CEO and Secretary

oWilliam C. Jacobs - President, CFO and Treasurer

oNicholas S. Warrender - Vice Chairman, Chief Operating Officer

The foregoing description of the Merger Agreement and its exhibits, including the Promissory Note, Warrender Employment Agreement, Registration Rights Agreement, and Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, and the exhibits thereto, a further described in the Information Statement filed with the Securities and Exchange Commission on January 31, 2020. The Information Statement and exhibits included in it are incorporated in this Item 2.01 by reference.

Any equity securities that may be issued in the Company’s capital raise to fulfill the obligations stemming from the Merger Agreement, including repayment of the Promissory Note, will not be registered at the time of issuance under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the Company’s capital raise to finance the promissory note or any portion of the Merger Agreement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or Lifted.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Merger Agreement, the Company issued 3,900,455 shares to Nicholas S. Warrender. These shares represent approximately fifty-nine percent (59%) of the outstanding shares of the Company after the Merger pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

As a result of the Merger Agreement, the Company experienced a change in control with Nicholas S. Warrender effectively acquiring stockholder control of us, subject to the stockholders agreement with William C. “Jake” Jacobs, Gerard M. Jacobs, and the Roberti Jacobs Family Trust, who together as a group have stockholder and managerial control of the Company wherein they are required to unanimously agree on Board members and on any liquidation event involving the Company or its assets. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, as required by the Merger Agreement, the Board appointed Nicholas S. Warrender to fill a vacancy on the Board of Directors and to serve as Vice Chairman of the Board. In addition, Mr. Warrender has been appointed to serve as Chief Operating Officer of the Company.

Nicholas S. “Nick” Warrender is Vice Chairman of our Board of Directors, Chief Executive Officer and Secretary of the Company. Nick founded Lifted Made in 2015 with $900 in a 10' by 10' room. Nick is an expert in brand design and development and has a degree in Communications with a focus on Business and Cinematography from Carthage College. Previously, Nick was a top tier basketball player as well as produced and performed music at prestigious clubs, such as the Viper Room, throughout the US.

On February 24, 2020, the Board appointed Kevin J. Rocio to fill a vacancy on the Board of Directors. Pursuant to the Merger Agreement, Kevin J. Rocio was designated by Nicholas S. Warrender and was found reasonably acceptable to Gerard M. Jacobs.

Kevin J. Rocio is member of the Acquired Sales board of directors is a seasoned award-winning veteran in all areas of real estate including commercial, residential, finance and development. Kevin is a graduate of Elmhurst College and an immediate past board member of the Albany Park Community Center. In 2014, he was accepted into the CCIM (Certified Commercial Investment Member) Institute, which once initiated, he will be part of a recognized group of experts in the commercial and investment real estate industry. Most recent accolades include the Chicago Defenders “Men of Excellence Award” and this year received the Chicago Association of REALTORS Commercial Award only to be followed by the National Association of Realtors “National Commercial Award.”

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 23.1Consent of Fruci & Associates II, PLLC

Exhibit 99.1Financial statements: Balance sheets of Warrender Enterprise, Inc. of December 31, 2019 and December 31, 2018, and the related statements of operations, shareholder’s equity (deficit), and cash flows for the two-year period ended December 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  May 7, 2020